Translation of Gaming Promotion Contract

2012

Parties to the Contract

A:	Galaxy Casino S.A., with its registered business address at 17th floor of Starworld Hotel, Avenida Da Amizade, Macau, with 15066(SO) as registration number at Macau Business Registration Office ("Party A")

B:	The individual or company as indicated in Attachment 1 hereto ("Party B")

Preamble

1.	Party A, as a casino lucky gaming or other kinds of gaming operation concessionaire, entered into, in the form of a certificate, "Macau Special Administrative Region Casino Lucky Gaming & Other Kinds of Gaming Operation Approval Contract" ("Initial Contract") on June 26, 2002 with Macau Special Administrative Region ("Macau Government").

2.	On December 19, 2002, Party A entered into, in the form of a certificate, "Amendment to Macau Special Administrative Region Casino Lucky Gaming & Other Kinds of Gaming Operation Approval Contract" with Macau Government (the “Amended Contract”).

3.	The Initial Contract and Amended Contract will be referred to collectively as "Approval Contract" herein.

4.	Party B, as gaming promoter, has obtained Gaming Promoter License (with S/N listed in Appendix 1 hereto) from Macau Gaming Inspection and Coordination Bureau ("Gaming Bureau") pursuant to the provisions of 6/2002 Administrative Regulation.

5.	The application signed and submitted to Party A by Party B (the "Application") applied for lucky gaming promotion service ("Promotion Service") on the premises of Party A's casino. Party A has approved the application, and the two parties have agreed on some of the terms and conditions of gaming promotion service provided therein.

6.	Now the parties hereto have reached agreement on the casino gaming promotion service and entered into this contract.

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Contents of the Contract

I.	Casino's Lucky Gaming Promotion Service

1.	Pursuant to the provisions herein:

(i)	Party A agrees that Party B will perform gaming promotion service within the casino or the casino's areas (collectively, "Casino") operated and designated by Party A;

(ii)	Party B agrees to provide such gaming promotion service to Party A.

2.	Gaming promotion service means such service, performed at Party B's cost during the effective period of Party B's Gaming Promoter License, to expand the casino's customer base and provide transportation and lodging, food and drinks and entertainment in the hotel where the casino is located so as to recommend the casino’s lucky gaming or other kinds of gaming to guests in return for a commission or other compensation paid by Party A.

3.	In order for Party B to perform the gaming promotion service, Party A allows Party B and its gaming guests the exclusive use of a designated VIP Room ("VIP Room") and gaming tables ("Designated Gaming Tables") listed in Attachment 2 hereto. In addition to those specified as forbidden by law or by Party A's rules, Party B’s guests are not guaranteed the use of Party A's other VIP rooms for gaming.

II.	Responsibilities

1.	Party A shall be responsible for the management and operation of the designated VIP Room, has the right to the format of the luck gaming and the number of gaming tables provided in the VIP Room from time to time: Party A will evaluate and decide, based on the market condition and the revenue of the VIP Room, the number of gaming tables in the VIP Room, operation model and rules in the VIP Room and/or calculation method for revenue sharing. Especially during the time of changes in market condition, or of the issuance of new guidance affecting in any way the casino's operations and the promulgation of new laws or statutes or implementation of new policies or other measures by Macau Government, Party A may decide to make necessary modifications to the provisions herein, including but not limited to the increase/decrease of the number of gaming tables in the VIP Room, the size of the VIP Room and the adjustment to the calculation method for revenue sharing.

2.	Party B shall be responsible for soliciting guests and making arrangement for them to use the designated VIP Room, as well as providing them with transportation and lodging, food and drinks, entertainment and other conveniences.

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III.	Designated VIP Rooms and Gaming Tables

1.	Party B may choose a name for the VIP Room from the list prepared by Party A and, upon Party A's approval and after Party A obtains approval from the Gaming Bureau, use such name.

2.	The gaming format for the designated gaming tables is limited to Baccarat or other format approved by Party A.

3.	(i)	In the designated VIP Room, Party B may use the cages, offices, employee lounges (shared with other staff) and guest lounges/meal rooms designated for such VIP Room. Party B may also receive a certain number of parking spaces.

	(ii)	Party A shall have the right to decide whether any division, remodeling, equipment, or any changes, maintenance, repairs or renovation, need to be made or provided to the aforementioned facilities. Party B shall be responsible for any necessary projects in the cages and offices; other projects must be approved by Party A in advance and be conducted in the manner approved by Party A.

	(iii)	Party A shall provide necessary facilities for the designated VIP Room and hand over them to Party B for use in their current conditions; Party B shall pay for subsequent changes, maintenance, renovation and other related expenses in accordance with method specified when approving such project.

(iv)	Party A shall provide basic maintenance to the ceilings, floors and walls of the cages and offices; Party B shall be responsible, at its own expenses, for all other remodeling, division or equipment (including furniture, CCTV and other equipment) and subsequent changes, repairs, maintenance and renovations.

	(v)	To avoid disputes, even though Party B will be responsible for some related expenses, all the gaming equipment and items, including the aforementioned remodeling, division of, and the equipment and the fixtures in, the cages and offices, are Party A’s properties. Under no circumstances shall Party B claim ownership to, or establish any encumbrances on, such properties; and Party B must hand over such properties in sound condition to Party A upon termination of the gaming promotion service.

4.	(i)	Party A shall provide equipment and other items, through central planning and arrangement, for the employee lounges and guest lounges/meal rooms, and Party B shall allow Party A to deduct certain expenses from the stipulated compensation (see definition below), provided in Section VI herein, due to Party B; if Party A provides office items for cages and offices and they are accepted by Party B, Party B shall pay the related expenses in the aforementioned manner on the monthly basis.

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(ii)	Party A shall be responsible for the VIP Room’ rent, utilities and A/C charges.

5.	With regard to the management of and services for the designated VIP Room and parking spaces allocated for Party B (if any), Party B must pay each month central administration and management fees for such VIP Room and parking spaces separately. Party B agrees that the amount of these two fees will be determined by Party A based on the market and Party B’s operation condition, and will be re-evaluated and adjusted when necessary. The relevant fees after adjustment can be charged in accordance with this contract after Party A notifies Party B of such re-evaluation and adjustment.

IV.	General Operation Principles and Rules

1.	All of Party B’s guests may use a set of specific chips redeemable for cash (“Cash Chips”) provided by Party A at any gaming table for betting. Party A shall provide a separate set of special gaming chips (“Non-negotiable Chips”) for the gaming promotion service operated by Party B to be used exclusively by Party B and its gaming guests. Non-negotiable chips cannot be redeemed for cash, check or cash chips. Party B’s guests may use cash chips or non-negotiable chips at the designated gaming tables for betting; however the non-negotiable chips can only at specific gaming tables designated by Party A; both cash chips and non-negotiable chips are settled in Hong Kong currency.

2.	Cash chips must be purchased with Hong Kong currency of equal value. Non-negotiable chips can be purchased with either Hong Kong currency or cash chips of equal value.

3.	Party B must be responsible for granting credit in the VIP Room for its gaming customers or their partners, ensure that such credit service complies with the relevant laws and administrative statutes and bear the loss of bad accounts of its gaming customers or their partners.

4.	Party B may apply to Party A for establishing the maximum and minimum betting amounts and the increments thereof at the designated gaming tables; however such betting limits must be approved before they can be implemented.

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5.	Party B’s gaming guests may use non-negotiable chips as well as cash chips when betting at the designated gaming tables; if a bet results in a win for a guest, Party A shall pay him in cash chips in an amount that such guest should win (excluding the amount of non-negotiable chips originally bet by such guest). When a guest finishes betting and requests to redeem gaming chips for cash, Party A shall pay him in cash or with a check in exchange for his remaining cash chips.

6.	Party B promises to use its best efforts to perform the gaming promotion service for the VIP Room so as to maintain the leading position of the designated VIP Room’ revenue in the same industry in Macau, and promises to a certain amount of non-negotiable chips (i.e., rolling chips) from Party A. Party A may establish and adjust the minimum amount of non-negotiable chips (“Minimum Non-negotiable Chip Amount”) that Party B must purchase each month and prepare relevant handling policies in the event that the minimum is not reached.

7.	Party B must keep, at all times, an amount of non-negotiable chips specified by Party A in the cages of the designated VIP Room as Party B’s basic operating chips. If the amount is lower than that specified by Party A, Party B must make up for the shortage with two business days after the 6:00 AM cut-off time of the day when such shortage occurs.

8.	Party A shall have the right to supervise Party B’s promotion service in its casino, especially Party B’s compliance of the laws and statutes and the performance of the obligations stipulated herein. For this purpose, Party A’s senior staff and designated employees or representatives may enter any area of the designated VIP Room at any time, including the cages, offices and employee lounges, to review relevant documents, records and monitor Party B’s gaming promotion operation. Party B must provide to Party A all other material and documents related to Party B and Party B’s gaming promotion business at Party A’s request.

9.	Party A shall establish, revise and control the gaming rules and operations for the entire casino (including designated VIP Room). Party B and its employees, partners and gaming guests must strictly follow such rules and operations.

10.	Party A may provide security, code of conduct and safety for the entire casino (including designated VIP Room), prepare guidance, demand standards, compliance and/or procedures for the gaming promotion operations and make revisions from time to time. Party B and its employees, partners and gaming guests must strictly follow such guidance and standards.

11.	All matters that are to be decided upon, or all rules that are to be established, by Party A pursuant to this contract and/or any modification of the terms and conditions set forth herein shall be based on the written notifications that Party A sends to Party B from time to time.

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V.	Minimum Amount of Rolling Chips

Party B promises that, during the effective period of this contract, the amount of rolling chips each month for the designated VIP Room will not be lower than the minimum amount specified in its application or the minimum amount set by Party A after consultation with Party B and notified Party B in writing.

VI.	Compensation and Offsets

1.	As the price for Party B to provide gaming promotion activities to Party A and to agree to perform the provisions herein, Party A agrees to pay to Party B each month compensation, rewards and subsidies (if any) calculated according to the method specified in Attachment 1 hereto (“Specified Compensation”). See Attachment 1 for the details of the calculation method. Party A shall determine the detailed rooms and conditions for the use of food and room subsidies (if any) and make modifications if necessary. If Party B desires to switch to another calculation method for specified compensation Party A pays to its promoters, Party B must submit an application to Party A in advance for Party A’s approval. If Party B submits application for change to Party A in the first fifteen days of any month, such change, upon Party A’s approval, will become effective on the first day of the following month.

2.	In addiction to the specified compensation, Party B shall have no right to demand compensation from Party A for any other expenses and losses incurred in its gaming promotion activities and operations. Party B shall pay all expenses, fees and losses that are not explicitly included, or are considered to have already been included, in the specified compensation.

3.	With regard to the specified compensation to be received by Party B each month, Party A shall first deduct, in accordance with the law, taxes payable by Party B to Macau Government on such commissions and other compensation and pay such amount on time according to Macau Government’s notifications.

4.	Party B hereby agrees that Party A will deduct or offset any outstanding amount owed by Party B to Party A in accordance with the provisions herein from the specified compensation that Party A must pay to Party B, including any amount resulting from Party B’s failure to perform, or Party B’s breach of, any of the obligations herein. In addition, Party B agrees that Party A will deduct or offset any outstanding amount owed by Party B to Party A in accordance with the provisions herein from any amount that Party A must pay to Party B under any other contracts between Party A and Party B.

5.	Party A agrees to pay to Party B, within 5 business days after each month’s settlement cut-off day, the specified compensation that Party B should receive after deducting the aforementioned amounts.

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6.	Under no circumstances shall Party B have the right to demand any amount higher than the maximum promoter’s compensation provided by law (if such maximum is applicable to this contract).

VII.	Business Promotion

1.	Party A and Party B both agree that they must plan jointly the business promotion activities for the designated VIP Room; Party B shall be responsible for the funds needed.

2.	The contents of all promotion activity arrangement and publicity material must be reviewed and approved by Party A before they can be used or published.

VIII.	Partners

1.	Party B may have its own chosen partners to engage in the gaming promotion business, but such partners chosen from time to time by Party B must be approved by Party A in advance. If such partner is a corporation, Party B must provide to Party A all relevant documents and material, specified by Party A, about this partner at the time of applying to Party A for approval. Any change in the choice, number and qualification of such partners must be approved by the Gaming Bureau. The Gaming Bureau shall also have the right to revoke the qualification of any partner at any time, and Party B shall not employ anyone whose qualification has been revoked by the Gaming Bureau.

2.	Party B must comply with 6/2002 Administrative Regulation, especially with the provision of Article 17 therein and assign its partners accordingly, and comply with all other provisions therein.

3.	Party B must be responsible for commissions and other compensation due to its partners and the related taxes.

4.	Party B must bear joint and several liabilities for the activities conducted by, and behavior of, its partners in the casino and for their compliance with the relevant laws and statutes.

IX.	Employees

1.	Party B must have its own qualified employees to engage in the gaming promotion business. All such employees chosen from time to time by Party B must be approved by Party A in advance.

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2.	Party B must not employ anyone who has been refused by the Gaming Bureau, prohibited from entering, or from employment by, casinos, or anyone who has a criminal or misdemeanor record.

3.	Party B must submit to the Gaming Bureau, within the time specified in 6/2002 Administrative Regulation, the list of key employees it proposes to employ and disclosure documents and statements specified in this statute.

4.	Party B's employees must wear uniforms while on duty in the casino. The style of the uniform selected by Party B must conform to Party A's requirements and standards and must be reviewed and approved by Party A in advance before its adoption. Party A shall have the right to demand Party B to change the style of Party B's employee uniforms at any time.

5.	Party B must be responsible for the salaries and benefits of all employees employed by Party B to work in the designated VIP Room.

6.	Party B must bear joint and several liabilities for the activities conducted by, and behavior of, its employees in the casino and for their compliance with the relevant laws and statutes.

X.	Personal Work ID and Business Cards

1.	Party B and (if Party B is a corporation) its directors, key employees and partners, and anyone who holds primary or secondary position under Party B's management, must carry personal work ID's with the pictures of the holders issued by Party A all the time while on duty in the casino. If any of the aforementioned people is replaced or resigns, Party B must return such people's work ID's to Party A immediately for destruction.

2.	The business cards for all people engaged or employed by Party B, including Party B's partners, must be reviewed and approved by Party A in advance before they can be printed and used. Party A shall have the right to demand Party B, at any time, stop the use of, or replace, the business cards of Party B and (if Party B is a corporation) its directors, key employees.

XI.	Gaming Promoter License Must Remain Valid

1.	Party B must maintain the validity of its Gaming Promoter License, renew such license on time in accordance with 6/2002 Administrative Regulation, especially with the provision of Article 14 therein, and accept the applicable qualification review by the Gaming Bureau, maintain its qualification in accordance with the relevant administrative statutes, pass qualification review performed by Party A from time to time and conform to Party A's other requirements (if any). Party B must notify Party A within 5 days upon the renewal of its Gaming Promoter License and provide copies of the license and other relevant documents to Party A.

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2.	If Party B is a corporation, Party B must strictly follow the following provisions.

(i)	Party B's partners or Party B's directors and shareholders (members of shareholders must be traceable to natural persons) incorporating Party B must receive prior approval from Party A.

(ii)	Before any changes in the company's partner, shareholder or equity structure (members of shareholders must be traceable to natural persons), composition of the board and any corporate rights, Party B must notify Party A; and no such changes shall take place before obtaining written approval from Party A or from the Gaming Bureau (if such approval is necessary).

(iii)	Prior to obtaining written consent from the Gaming Bureau and from Party A, Party B shall not allow any of its direct or indirect shareholders (traceable to natural persons) to transfer, or establish encumbrances on, Party B's paid-in capital or assets, shall not allow any third person or company to acquire such capital or assets, and shall not allow such third person or company to direct the voting of, or be involved in voting rights and other interests associated with, Party B's equity shares or grant such rights and interests to any person or company other than those already known to Party A. In any case, Party B shall not allow any person or company who/which has not been approved by Party A to exercise, in any form, any rights of Party B's equity shares or other corporate rights or influence Party B's Board decisions so as to participate in, interfere with, impede or control the gaming promotion business performed in the designated VIP Room and/or gain any interests generated from such business.

(iv)	Party B shall not amend its company charter or its articles of incorporation prior to obtaining Party A’s written consent.

(v)	Party B's directors must notify the Gaming Bureau and Party A in writing, within 15 days upon becoming aware of any proposed corporate agreement or shareholder agreement, of the contents of such proposed corporate agreement or shareholder agreement; Party B's directors must periodically enquire of its shareholders whether such agreements exist.

(vi)	Any of Party B's new directors or new shareholders who hold 5% or more of the company's equity must accept appropriate qualification review in accordance with 6/2002 Administrative Regulation. Only those person or company who/which satisfy the requirements of this section and pass the aforementioned qualification review can officially become Party B's new shareholder or director or key employee.

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3.	Before any of the aforementioned change, amendment or other activity can take place, Party B must notify Party A in writing of, and state the reason for, such change, amendment or activity. After receive written consent from Party A, Party B must apply to the Gaming Bureau (if necessary) for approval. Only after the Gaming Bureau approves Party B's application can Party B carry out such change, amendment or activity; thereafter, Party B must provide to Party A and the Gaming Bureau, within 15 days, the document evidencing approval for such change, amendment or activity.

XII.	Transfer of the Contract

1.	Party B shall not operate the gaming promotion, or part of it, in the designated VIP Room through a third party or allow a third party to, directly or indirectly, take part or be involved in such operation. It partners can only assist Party B in such promotion business and cannot operate such promotion operation on its behalf.

2.	Even if allowed by law, Party B, without obtaining prior written consent from Party A, shall not transfer or assign this contract or all or part of the interests and rights (including but not limited to commissions and other compensation to be received by Party B hereunder) or other obligations under any provisions herein to any third party, in any form or through any means, with or without compensation.

3.	To the extent approved by the government, if Party A transfers its interest hereunder to a third party, Party B must accept such transfer and continue the performance of all of its responsibilities hereunder, as if the third party transferee were the same as Party A; if necessary, Party B must modify and submit the guarantee specified in Section XV at the request of such third party transferee to ensure that such third party transferee is the beneficiary of the said guarantee.

XIII.	Focus on Service

Party B (and, at the same time, on behalf of its affiliates) promises to focus on the promotion and operation of the designated VIP Room business. Without Party A's written consent, with the exception of those operations for other casinos already disclosed to Party A as of the execution of this contract, Party B (and, at the same time, on behalf of its affiliates) promises that it will not add, directly or indirectly, any other VIP Room or increase the number of tables for gaming promotion that it currently operates in other casinos in Macau region and will cause its partners to observe the same promise.

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XIV.	Confidentiality

1.	Except the disclosure of information to any organization in accordance with law and administrative statutes or required by law, Party B and (if Party B is a corporation) each of its shareholders, directors, employees and partners and all other persons holding primary or secondary positions under Party B's management, must all keep confidential all facts and information obtained during the course of conducting the business authorized by this contract. This confidentiality obligation must continue to be followed by any of the aforementioned persons after the termination of service. Party B must ensure the complete performance of this confidentiality provision by the aforementioned persons and must be responsible for any harm or loss caused by such person's breach of this confidentiality obligation specified herein.

2.	This contract and all of its related documents are confidential documents and Party B shall not disclose the contents therein to a third party before obtaining Party A's written consent. If any disclosure is required by law, Party B promises to notify Party A in writing immediately upon becoming aware of such requirement. Party B must ensure the complete performance of this confidentiality provision by all those who know the contents therein. Party B must continue to perform this confidentiality provision upon termination of this contract.

3.	Party B promises that, without obtaining Party A's prior written consent, Party B will not reveal to any third party the amount of rolling chips used in the designated VIP Room, the size of betting by the guests, profit/loss of the special RVs and other commercial conditions stipulated with Party A for the performance of this contract.

XV.	Guarantee

1.	Party B promises to perform all obligations hereunder and agrees that, if Party B's failure to perform its obligations hereunder or if such failure to perform all or some of its obligations hereunder causes Party A to suffer any loss, Party B shall have the full responsibility to compensate Party A for such loss. Party B agrees that, at the occurrence of such loss resulting from Party B's failure to perform its obligation hereunder, Party A may deduct, in accordance with Section VI.4 herein, the amount of loss determined by Party A from the specified compensation to be received by Party B.

2.	If Party B is a corporation, each of its shareholders must submit to Party A a letter of guarantee in the format of Appendix 2 attached hereto at the time of executing this contract to guarantee the complete performance of all of Party B's obligations hereunder, and assume responsibility to compensate Party A for any loss resulting from Party B's failure to perform all or some of its obligations hereunder.

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3.	Party A may also demand Party B to have a third party approved by Party A to provide guarantee. Such third party must submit a letter of quarantine at Party A's request to guarantee the complete performance of all of Party B's obligations hereunder, and assume responsibility to compensate Party A for any loss resulting from Party B's failure to perform all or some of its obligations hereunder.

XVI.	Statutory Obligations

1.	In addition to the other obligations provided in 6/2002 Administrative Regulation and to other supplemental provisions, Party B must also perform, and ensure the performance of by its partners and employees, the following obligations:

(i)	Accept the Gaming Bureau's supervision and monitoring;

(ii)	Strictly follow the laws and administrative statutes in Macau, especially those laws and statutes governing gaming promoters, gaming promotion business, maximum compensation that gaming promoters may receive and anti-money laundering;

(iii)	Accept the audit by the Gaming Bureau and the Finance Administration;

(iv)	Strictly follow all rules, procedures and guidance formulated by the Gaming Bureau, relevant Macau Government organization and Party A (including but not limited to those regarding compliance with internal control and anti-money laundering), and provide documents and reports in accordance with relevant rules;

(v)	Perform all contract obligations specified, including but not limited to those regarding gamers;

(vi)	Follow the guidance issued by Party A regarding maintaining the gaming promoter's independence;

(vii)	Perform other obligations under other contracts entered into with Party A;

(viii)	Prepare and provide to Party A, at the time of executing this contract, Party B's identity documents (if Party B is an individual) or a list of all of Party B's shareholders and directors (if Party B is a corporation), partners and employees (including key employees and/or those holding primary or secondary positions) and their identity documents, periodically update such list and documents, and provide to Party A, every three months and at Party A's request from time to time, most recent identity documents of the partners and key employees selected along with employment contracts between such employees and Party B;

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(ix)	Submit promptly to Party A copies of all documents required to be submitted to the Gaming Bureau;

(x)	Follow strictly rules and guidance prepared by Party A regarding gaming, operation, security and behavior in the casino and the designated VIP Room and at designated gaming tables;

(xi)	Apply for and renew on time the Gaming Promoter License in accordance with the provisions of 6/2002 Administrative Regulation and maintain the validity of such license.

XVII	Party B's Promise

Party B promises to Party A to:

(i)	Take all measures necessary for market promotion, including providing to customers transportation, food and drinks, lodging and entertainment service, to attract customers to the designated VIP Room for gaming and be responsible for all expenses incurred from such promotion activities;

(ii)	Provide periodic maintenance, and perform repairs at Party A's request, on all equipment in the designated VIP Room and be responsible for the required expenses;

(iii)	Assign sufficient and appropriate partners and employees to conduct and operate the gaming promotion business;

(iv)	Follow the highest professional standards during the operation of the gaming promotion business and all other related activities, not harm Party A's corporate image and not influence Party A's gaming operation assignments;

(v)	Record accurately the list of guests introduced, properly maintain their personal data and the records of transactions with them and keep such data and records safe, so that they can be handed over completely to Party A at Party A's request or, at the latest, upon the expiration of this contract or termination of this contract for any reason; unless there is prior written consent from Party A, Party B shall not use the aforementioned data or records for any other purposes or disclose them to any other third party; To ensure the accuracy and completeness of the aforementioned data or records, Party B agrees that Party A may request such data needed by Party A regarding the guests introduced by Party B and Party B will provide full assistance when Party A has such need;

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(vi)	Only conduct gaming promotion business within the scope specified by Party A and not solicit, directly or indirectly, gaming guests in the central or other gaming areas of the casino or gaming guests not belonging to Party B or Party B's partners to go to the designated VIP Room for gaming, and ensure that Party B's employees and customers will not cause any disturbance or influence Party A's business operation on Party A's premises;

(vii)	Not provide assistance to persons prohibited by Party A or the Gaming Bureau from entering the casino or Party A's other casinos;

(viii)	Cause Party B and all of Party B's directors, shareholders, partners and employees (whether or not primary or secondary employees) to, and ensure that they will:

(a)	Accept Party A's character evaluation from time to time;

(b)	Not commit any act contrary to the spirit of this contract and the obligations herein;

(c)	Promote Party A's business with his/her best effort at the highest professional level;

(d)	Not harm Party A's image and influence operation assignment under any circumstances;

(e)	Not commit any act improper under any statute at any place.

Party B must bear joint and several liability for any of the aforementioned persons who commits illegal acts, breaches or any acts that harm Party A's image and, at the same time, upon receiving Party A's direction, immediately terminate at its own expense all relationship with such persons or anyone who fails to pass Party A's character evaluation;

(ix)	Provide gaming promotion service only in accordance with this contract, not as Party A’s agent; Party B’s action in conducting gaming promotion activities is an independent action, which is unrelated to Party A; if Party B or its partners or employees (whether or not primary or secondary employees) harm or infringe anyone’s individual rights or interests, Party B must make full compensation to Party A and Party A shall not bear any direct or indirect responsibility for such event; without limiting the foregoing provision, if such event causes loss to Party A or incur any expenses to Party A (including but not limited to attorney fees), Party B agrees to compensate Party A in full and waive any exceptions originally available hereunder.

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(x)	Accept Party A’s supervision and monitoring;

(xi)	Strive to maintain good relationship with its partners;

(xii)	Pay on time to its partners the specified commissions and other compensation and ensure that such commissions and compensation will not exceed the maximum provided by law (if any);

(xiii)	In addition to the obligation to provide reports and documents as required by laws, statutes and this contract, Party B has the obligation to notify Party A immediately upon becoming aware of the following:

(a)	Any signs of criminal activities on the part of its partners or employees, especially signs of money laundering;

(b)	Any fact that may affect Party B’s ability for making payments;

(c)	Any situation that may affect Party B’s normal operation;

(d)	Involvement of Party B and (if Party B is a corporation) its shareholders, directors, partners and key employees in any litigation; and

(e)	Occurrence of fraud, violence or criminal activities in the casino.

(xiv)	Report to Party A immediately any debt involving more than 1 million in Macau currency, and provide copies of documents related to such debt and copies of other documents regarding the repayments of such debt;

(xv)	Provide to Party A all documents and accounting books regarding the commercial covenants executed for the designated VIP Room business, including material and transaction records furnished to its customers. For this purpose, Party B must take appropriate measures to ensure that Party A’s obtaining the aforementioned documents, accounting books, material and records will not constitute any infringement toward any third party;

(xvi)	Follow all rules, without any objection, Party A has decided upon or established pursuant to this contract; and

(xvii)	Consult Party A immediately and seek Party A’s advice at the time of encountering any difficulty in operating the promotion business or having disputes with its customers or partners, and settle the issues as soon as possible in the more appropriate manner.

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XVIII.	Party A’s Promise

1.	Party A promises to Party B to:

(i)	Use its best efforts to perform the provisions in the grant contract and ensure that such contract will remain legally effective and valid;

(ii)	Use its best efforts to perform all the provisions herein;

(iii)	Pay to Party B on time the compensation stipulated in Section VI herein;

(iv)	Perform on time the tax obligation on Party B’s behalf and pay on time such taxes for gaming promoters originally withheld to the Macau Government.

XIX.	Modification of This Contract

Party A and Party B, after reaching consensus in writing, may modify any provision herein. All modifications of this contract made through communications between the two parties shall be considered to be valid.

XX.	Breach of Contract

If any of the parties hereto fails to perform any of the provisions or keep the promises herein, the abiding party shall have the right to demand the party in breach compensate for the loss resulting from such breach.

XXI.	Term of This Contract

The term of this contract is listed in Attachment 3.

XXII.	Termination, Dissolution and Cancellation of This Contract

1.	This contract will be terminated upon following:

(i)	The term of this contract expires;

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(ii)	After the parties hereto reach consensus, this contract can be terminated at any time in a written document signed by both parties;

(iii)	Party A’s grant contract is revoked; or

(iv)	Occurrence of any serious event that renders it impossible to perform this contract or materially harms this contract, making it difficult for the parties hereto to maintain contractual relationship pursuant to the original terms and conditions herein (e.g., natural disaster, war and other irresistible event).

If this contract is terminated upon the occurrence of any of the events set forth in (i) through (iv) above, neither party can pursue the other party for any liability or compensation (except those liabilities that occurred as a result of Party B’s gaming promotion business or the operation of the designated VIP Room prior to the termination of this contract and/or cases otherwise stipulated in writing before the two parties).

2.	Upon the occurrence of, but not limited to, the following, Party A may terminate this contract without the obligation to compensate Party B or bear any responsibility to Party B and Party A’s right to pursue Party B for compensation and other rights shall not be affected:

(i)	The death of Party B, (if Party B is a natural person or belongs to a partnership) Party B is dissolved or ceases its activities through any form;

(ii)	Party B or any of its guarantors files for solvency or is declared insolvent, is liquidated or files for liquidation, files for bankruptcy or is declared bankrupt, or is forced into receivership by its creditors through legal means (applicable, if Party B is a corporation).

3.	Upon the occurrence of (including but not limited to) the following, Party A may unilaterally notify Party B for immediate termination of this contract without affecting Party A’s right to pursue Party B for compensation and other rights hereunder:

(i)	Party B, its directors/members, shareholders or key employees fail to pass the character evaluation conducted by Party A from time to time, or fail to maintain appropriate qualifications in accordance with the relevant statutes;

(ii)	Party B fails, or is unable, to maintain the appropriate operation funds, causing impediment to the operation of the designated VIP Room;

(iii)	The Gaming Bureau or other competent government organization does not approve the operation of the designated VIP Room at the location specified herein, revokes such approval, or orders operation of the designated VIP Room to be stopped;

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(iv)	Party B violates or fails to follow any of the provisions specified in Section XII.1 or XII.2 or Section XIV or Section XVI;

(v)	Party B violates (i) through (iii) above or any event, other than those specified in (iv), occurs that, in Party A’s view, is a material and serious event of breach; or

(vi)	In addition to (i) through (iii) above or to the occurrence of (iv), Party B violates any other provisions herein and, although such violation is not material and serious event of breach (as determined by Party A), Party B fails to rectify such violation or repeat such violation or fails repeated the performance of its obligations after receiving warnings in writing from Party A.

4.	Upon termination, dissolution or cancellation of this contract, on condition that Party B has no violation of this contract, Party A will make final settlement of Party B’s gaming promotion business, deduct or offset any amount payable by Party B to Party A and return the balance (if any) to Party B without compensation and interests. If at the time of termination, dissolution or cancellation of this contract, Party B has any outstanding amount due to Party A, Party B must pay off such amount within 3 days.

5.	Unless otherwise stipulated expressly, if this contract is terminated or cancelled in accordance with the provisions herein, Party B, as a result of such termination or cancellation, causes any harm to a third party, Party B shall be responsible for all compensation, expenses and liabilities, without any liability on Party A’s part.

6.	If this contract is dissolved, terminated or cancelled, Party B shall lose immediately all the rights to engage in promotion business in the designated VIP Room, and Party B must move out unconditionally and hand over the designated VIP Room and all remodeling, division and other equipment and items belonging to Party A (including gaming tables and gaming items) to Party A in sound conditions within two days upon the termination, dissolution, cancellation or expiration of this contract and perform repairs on the damage to designated VIP Room and other equipment and items caused by Party B’s move to Party A’s satisfaction.

XXIII.	Notification

1.	Unless otherwise stipulated herein, all notification, requests and other communication issued or raised hereunder must be in written form in Chinese and be sent to the following addresses, and they shall be considered received when delivered to the other party:

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To Party A:	17th floor of Xingji Hotel, Friendship Boulevard, Macau

To Party B:	The designated VIP Room specified herein, or, if Party B operates gaming promotion business in more than one VIP Room, any of such VIP Room.

2.	Party A must notify Party B in writing of any change in its address; otherwise the address above shall be considered the delivery address.

XXIV.	Severability of Provisions

If some of the provisions herein are later declared to be invalid, ineffective or unenforceable by law, such provisions must not affect the validity and effectiveness of other provisions herein, as if such provisions had never been included.

XXV.	Applicable Laws and Jurisdiction

1.	This contract shall be governed in all aspects by the laws in Macau and must be interpreted accordingly.

2.	The Macau courts shall have non-exclusive jurisdiction with respect to all disputes and litigation arising from this contract.

XXVI.	Other Agreements

Party A and Party B have reached other agreements set forth in Attachment 4 regarding Party B’s gaming promotion business in the designated VIP Room.

XXVII. Other Provisions

1.	In this contract, unless other interpretation is warranted by the context:

(i)	The date, month and year herein are the date, month and year of the Gregory calendar.

(ii)	Party B as referenced in this contract includes:

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(a)	If Party B is a corporation: this corporate gaming promoter, and all of its shareholders, directors, key employees and other agents mentioned above;

(b)	If Party B is a natural business proprietor: this individual gaming promoter and its partners, key employees and other agents mentioned above;

(iii)	The “law” includes all current laws, statutes and legal opinions in Macau, and “legal” and “illegal” must be construed accordingly.

(iv)	“Person” or “third party” includes natural person, legal person, corporation, business, legal person group, or other incorporated group, partnership, firm, joint capital enterprise or trust or agent of the aforementioned;

2.	Unless there are explanations to the contrary, the provisions, appendices and attachments referenced herein refer to the provisions, appendices and attachments herein or hereto. The laws and statutes mentioned herein or rules set forth by Party A must include the amendments to or reformulation of such laws and statutes or rules or those meant to replace such laws and statutes or rules. The sectional headings are added for the convenience of reference only and must be disregarded in the interpretation of this contract.

3.	Unless there are different requirements in the contexts, all nouns herein in the singular case include the meaning of the plural and vice versa. All terms referring to one gender include the meaning of other gender.

4.	Unless otherwise stipulated, the time means time in Macau.

5.	This contract supersedes all the previous statements, intents and agreements between the two parties regarding the matters covered herein, but it shall not affect the rights and obligations of the parties hereto set forth in the application. The parties hereto agree that such application must be regarded as the component part of this contract. If there is anything in such application is inconsistent with any of the provisions herein, such application shall prevail, but it shall not prevent the parties hereto from modifying any provision in such application through letters or other documents in the future.

6.	This contract is in triplicates, which shall have the same legal effect after they are signed by both parties; Party A and Party B will each keep one, with the other to be submitted by Party A to the Gaming Bureau.

This contract is signed by Party A and Party B on the date indicated below in Macau and is certified on site for confirmation.

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Signature Page

/s/ [cursive signature not legible]	/s/ Lam Man Pou
Party A	Party B

On October 24, 2011 in Macau

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Attachments and Appendices

Attachment 1

Party B

Name/Company Name:	Sang Heng Gaming Promotion Company Limited (Business Registration No. 28476 (S0))

Address:	Almadeda Dr Carlos D’Assumpcao No. 181-187,
Centro Comercial do Grupo Brilhantismo, 12 Andar, Macau

Gaming Promoter License: E127 issued by the Gaming Bureau on December 29, 2010

(copy is attached to this contract)

Attachment 2

Special VIP Room and Designated Gaming Table

Special VIP Room:	VIP Room L12 of Macau Starworld Casino
(now named Iao Kun VIP Room)

Designated Gaming Table:	SW307, SW308, SW309, SW310, SW311, SW312,
SW680, SW681, SW682, SW683, SW685, SW719

Attachment 3

Term of the Contract

(1)	The term of this contract ends on December 31, 2012.

(2)	The precondition for this contract to become effective is Party B’s obtaining the Promoter License for 2012. This contract will become effective at the later of January 1, 2012 or the date of obtaining the aforementioned license by Party B and will replace the previous contract between the two parties.

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Attachment 4

Other Agreement

Party A has the right to place one or more electronic or mechanic gaming machines, including slot machine (collectively “Gaming Machines”), at any time in locations which Party A deems appropriate in the designated VIP Room. Party B shall not prevent Party A’s staff from installing, inspecting, maintaining, repairing, replacing or removing such gaming machines or hinder such work, nor shall Party B dissuade any guest in the VIP Room from, or interfere with his, gaming at such machines. Party A shall be responsible for all expenses and taxes associated with such machines. All income from such machines belongs to Party A and Party B shall have no objection.

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Appendix 1

Specified Compensation Calculation Method

“Rolling Hall” (i.e. Rolling Chips Commission) Calculation Policy

I.	The compensation calculation method specified in Section VI.1 is as follows:

a.	Party B will receive as commission 1.25% of total amount of rolling chips each month (i.e., the amount of non-negotiable chips purchased for the month).

b.	The amount of rolling chips and the corresponding percentage of commission shall be determined in the written notice from Party A to Party B. Under no circumstances can the specified compensation exceed the maximum allowed by law

c.	The average monthly amount of rolling chips is calculated on the basis of the amounts in three consecutive months of the current one plus the previous two).

d.	If in any month Party B fails to reach the average monthly amount required, Party B must pay to Party A a central administration and management fee; the amount of such fee is specified in the application letter or is determined by Party A in accordance with Section III.5 of this contract

II.	The revenue sharing will be settled monthly based on the settlement amount on the last day of the month. The settlement time is 6:00 AM on the first day of the following month; all transactions before 6:00 AM of this day will be included in the previous month’s settlement. Unless stipulated otherwise between the two parties, the settlement for each month is independent and does not relate to any other month.

III.	From the specified compensation (including all commissions, allowances and/or revenue sharing, if any) Party B is to receive monthly will be deducted the amount of statutory taxes and the amount which Party B must pay to Party A and which Party A may deduct pursuant to this contract. After such deductions, the net compensation will be paid to Party B.

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Appendix 2

Gaming Promoter Contract Obligation Performance Guarantee

The undersigned are all the shareholders of Sang Heng Gaming Promotion Company Limited (the “Promoter”), whose business license No. is E127. In accordance with the Gaming Promotion Contract (“Promotion Contract”) entered into between the Promoter and Galaxy Casino S.A. (“Galaxy”), the undersigned unconditionally and irrevocably provide to Galaxy the guarantee that the Promoter will perform, in the appropriate and timely manner, any and all obligations, duties and promises under the Promotion Contract. If the Promoter fails to perform any of the obligations under the Promotion Contract, and such failure causes Galaxy to suffer any debts, loss or expenses, or the Promoter, because of the promotion business, owes any amount to Galaxy (including but not limited to the debt from purchasing chips or negative commission/underwater amount) and the amount of compensation to be received by the Promoter is insufficient to repay the total amount due, the undersigned will, at Galaxy’s request, perform the guarantee obligation immediately and repay any and all outstanding amount, loss or expenses and the associated interest.

If the amount of compensation to be received by the Promoter is insufficient to repay all outstanding amount owed by the Promoter to Galaxy, the undersigned as the principal guarantors shall bear joint and several liabilities for such outstanding amount, including interest.

In accordance, and for the purpose of complying, with Section 626 of Macau Civil Code, the undersigned hereby explicitly waive the any exclusion defense.

Signatures:

/s/ Lam Man Pou

/s/ Vong Hon Kun

On October 27, 2011 in Macau

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Credit Approval Contract

Parties:

1:	Galaxy Casino S.A., with its registered business address at 17th floor of Starworld, Avenida da Amizade ("Party A"); and

2:	Sang Heng Gaming Promotion Company Limited, with its registered business address at Almadeda Dr Carlos D’Assumpcao No. 181-187, Centro Comercial do Grupo Brilhantismo, 12 Andar, Macau and legal person business registration number 28476 (S0) ("Party B")

Whereas, pursuant to Section III.2 of 5/2004 Regulation, casino lucky gaming promoter may, after receiving qualification license, engage in gaming or betting credit business through a contract with a grantor company or its assignee;

Whereas, pursuant to provisions of 6/2002 Regulation, the gaming promoter must have a license, receive a contract from the grantor company or its assignee and register with such grantor company or its assignee;

Whereas, Party B has already received Promoter License and entered into Gaming Promotion Contract and registered with Party A (“Gaming Promotion Contract”);

Therefore, Party A and Party B enter into this contract as follows.

Article I          Objective

(1)	Party A agrees that Party B will engage in gaming or betting credit business.

(2)	The aforementioned gaming or betting credit business is conducted in Party B’s own name and for its own interests.

(3)	Party B understands and agrees that, under all circumstances, regardless whether Party B’s gaming or betting credit business is conducted based on or in accordance with this contract, Party B shall receive, assume and be responsible for all profit/loss and the corresponding legal liabilities and ensure that it maintains its legal qualification for such business, and follow all the laws and statutes in the course of its operation.

Article II          Credit Business

The gaming and betting credit business hereunder is governed by 5/2004 Regulation and by the directions issued by Party A.

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Article III          Validity

The precondition of the validity of this contract is that Party B’s Promoter License is and remains valid and that the relevant provisions of Gaming Promotion Contract are and remain valid.

Article IV          Location

Party B can only provide gaming and betting credit service in the area designated by Party A for such purpose, and such designated area is the designated area or the designated VIP Room in the casino specified in Gaming Promotion Contract.

Article V          Non-Transferable

Party B shall not engage gaming and betting credit business in Party A’s name; Party B’s gaming and betting credit business and the related activities are all Party B’s individual or corporate activities and have no relation with Party A. Party B shall not transfer any rights or responsibilities hereunder to a third party.

Article VI          Confidentiality

Except under circumstances provided by Macau law, Party B must keep confidential this contract and there contents herein and shall not disclose any information about this contract and the contents herein without obtaining Party A’s consent.

Article VII Adherence to Laws in Macau Special Administrative Region

Party B (including its partners and employees), during the course of conducting the gaming and betting credit business, whether in Macau Special Administrative Region or in other places, must all adhere to the relevant laws and statutes by the government of Macau Special Administrative Region and to the policies and guidance prepared or amended by Party A from time to time regarding Party B’s gaming and betting credit business, and promise to maintain the highest professional standard and the luxurious image of Party A and its casinos.

Article VIII          Term

(1)	The term of this contract ends on the earlier of December 31, 2012 or the termination of Gaming Promotion Contract between Party A and Party B.

(2)	The precondition of the validity of this contract is that Party B receives its Promoter License for 2011. This contract will become effective at the later of January 1, 2012 or the date of obtaining the aforementioned license by Party B and will replace the previous contract between the two parties

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Article IX          Dissolution

Any violation of any provisions herein by Party B or its partners or employees or its shareholders or directors shall be considered a serious breach, and Party A may unilaterally terminate this contract immediately. Meanwhile, Party A may also terminate immediately Gaming Promotion Contract between Party A and Party B on the same ground with Party B bearing responsibility for all losses.

Article X          Notification

(1)	Unless otherwise stipulated herein, all notification, requests and other communication issued or raised hereunder must be in written form in Chinese and be sent to the following addresses, and they shall be considered received when delivered to the other party:

To Party A:	17th floor of Starworld Hotel, Avenida da Amizade, Macau

To Party B:	The designated VIP Room designated for Party B in Macau Starworld Casino.

(2)	Party A must notify Party B in writing of any change in its address; otherwise the address above shall be considered the delivery address.

Article XI          Applicable Law and Jurisdiction

(1)	This contract shall be governed in all aspects by the laws in Macau

(2)	Any dispute arising from the interpretation and performance of this contract must be submitted to Court of Macau Special Administrative Region, and the parties hereto both waive the jurisdiction of all other regions and judicial districts.

On October 27, 2011 in Macau

Signature Page

Party A:	/s/ [cursive signature not legible]

Party B:	/s/ Lam Man Pou

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Gaming Promotion Contract Amendment Agreement

Parties to the Contract

A:     Galaxy Casino S.A., with its registered business address at 17th floor of Starworld Hotel, Avenida Da Amizade, Macau, with 15066(SO) as registration number at Macau Business Registration Office ("Party A")

B:     Sang Heng Gaming Promotion Company Limited, with its business address at Almadeda Dr Carlos D’Assumpcao No. 181-187, Centro Comercial do Grupo Brilhantismo, 12 Andar, Macau and its business registration No. being 28476 (S0)) ("Party B")

Whereas

1.	On October 27, 2011, Party A and Party B entered into a “Gaming Promotion Contract”;

2.	The two parties stipulated the calculation method for the promoter’s compensation in Appendix 1 thereto;

3.	Party A and Party B desire to amend such calculation method in Appendix 1 thereto;

4.	Therefore, Party A and Party B have entered into this Gaming Promotion Contract Amendment Agreement and agree to follow the following provisions:

Article 1.

Party A and Party B agree to amend the Appendix 1 to the “Gaming Promotion Contract” and use the following text as replacement:

Appendix 1

[Specified Compensation Calculation Method]

“Rolling Hall” Calculation Policy

I.	The specified compensation provided in Section VI.1 is based on I(a), I(b) and I(c) below and the compensation calculation method is as follows:

a.	Revenue sharing:

Party B will take 45% of the profit/loss each month, based on the gross revenue generated in this VIP Room.

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b.	Rolling Chip Bonus

The amount of rolling chips from such VIP room reaches or exceeds the minimum amount of rolling chip at the end of each month, in addition to what is specified in I(a) above, Party B is entitled to a rolling chip bonus equal to 0.05% of the rolling chip amount in cash as bonus.

c.	Consumption Allowance

Party B is entitled to a consumption allowance equal to 0.03% of the rolling chip amount recorded. The details on the use of such allowance is to be specified by Party A from time to time.

(Note: 1. The allowance paid by Party A mentioned in I.(b) above can only be used in the designated area in the form of consumption voucher during the effective period of this contract and will not be paid in cash, check or chips, nor can it be used by Party B to offset any amount that Party B must pay. Party B shall not demand Party A to pay in any form for any unused balance of such allowance at the end of each month; such unused balance will be void at the end of each month.

2. Party B must, in accordance with Party A’s rule (if any), arrange for a certain number of guests to stay in the hotel in which the casino is located; the hotel fee can be paid with consumption voucher specifically for room allowance (if any).

3. Party A will reevaluate from time to time the aforementioned allowance calculation method and the rules regarding the use of such allowance based on market demand and on Party B’s operation.)

II.	The revenue sharing will be settled monthly based on the settlement amount on the last day of the month. The settlement time is 6:00 AM on the first day of the following month; all transactions before 6:00 AM of this day will be included in the previous month’s settlement. Unless stipulated otherwise between the two parties, the settlement for each month is independent and does not relate to any other month.

III.	From the specified compensation (including all commissions, allowances and/or revenue sharing, if any) Party B is to receive monthly will be deducted the amount of statutory taxes and the amount which Party B must pay to Party A and which Party A may deduct pursuant to this contract. After such deductions, the net compensation will be paid to Party B.

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IV.	Party B must pay such amount within 3 days of settlement for any gaming loss.

Article 2.

All other parts in the “Gaming Promotion Contract” that have not been amended will remain valid as written.

Article 3.

This amendment agreement will become effective on September 1, 2012.

Execution

This agreement is executed by Party A and Party B and is certified in Macau on the following stated date.

/s/ [cursive signature not legible]	/s/ Lam Man Pou
Party A	Party B

On August 10, 2012 in Macau

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Gaming Promoter Contract Obligation Performance Guarantee

The undersigned are all the shareholders of Sang Heng Gaming Promotion Company Limited (the “Promoter”), whose business license No. is E127. In accordance with the Gaming Promotion Contract (“Promotion Contract”) entered into between the Promoter and Galaxy Casino S.A. (“Galaxy”), the undersigned unconditionally and irrevocably provide to Galaxy the guarantee that the Promoter will perform, in the appropriate and timely manner, any and all obligations, duties and promises under the Promotion Contract. If the Promoter fails to perform any of the obligations under the Promotion Contract, and such failure causes Galaxy to suffer any debts, loss or expenses, or the Promoter, because of the promotion business, owes any amount to Galaxy (including but not limited to the debt from purchasing chips or negative commission/underwater amount) and the amount of compensation to be received by the Promoter is insufficient to repay the total amount due, the undersigned will, at Galaxy’s request, perform the guarantee obligation immediately and repay any and all outstanding amount, loss or expenses and the associated interest.

If the amount of compensation to be received by the Promoter is insufficient to repay all outstanding amount owed by the Promoter to Galaxy, the undersigned as the principal guarantors shall bear joint and several liabilities for such outstanding amount, including interest.

In accordance, and for the purpose of complying, with Section 626 of Macau Civil Code, the undersigned hereby explicitly waive the any exclusion defense.

Signatures:

/s/ Lam Man Pou

/s/ Vong Hon Kun

On August 15, 2012 in Macau

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